Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
163 $26,493,833.89
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
23 $2,364,034.32
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count UPB
42 $5,751,804.25
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
28 $926,863.64
Loans in Foreclosure >= 60 Days beyond state average
Count UPB
1 $469,492.60
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
4 $723,883.82 77.3
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 31 $5,759,880.50
15 - 20% 26 $4,626,086.43
20 - 25% 23 $3,787,507.91
25 - 30% 13 $1,616,711.85
> 30% 25 $2,952,355.87
Red Flag Dashboard (OTS)
Date: 12/15/2005 4:36:37 PM Deal Number: SAIL 2005-HE2 Report As of: 11/30/2005
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